UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 10, 2010
(Date of Report — date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31524	37-1446709
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

8500 Executive Park Avenue	22031
Suite 300	(Zip Code)
Fairfax, Virginia
(Address of Principal
Executive Offices)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 10, 2010, Brookfield Homes Corporation issued a press release announcing its earnings and results of operations for the year ended December 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The Compensation Committee of the Board of Directors of Brookfield Homes Corporation determined on February 9, 2010 to set base salaries for the 2010 fiscal year for Ian Cockwell, President and Chief Executive Officer and Craig Laurie, Executive Vice President and Chief Financial Officer of $400,000 and $320,000, respectively. The Committee also awarded Mr. Cockwell an annual bonus award of $140,000 in respect of the 2009 fiscal year. The Chief Executive Officer and Chief Financial Officer are eligible to participate in the compensation arrangements available to the Corporation’s named executives, consisting of a base salary, discretionary annual cash bonus award, the opportunity to participate in the Corporation’s long term incentive plans and participation in the Corporation’s benefits and 401(k) plan. The Corporation has terminated effective December 31, 2009, the Management Services Agreement with an affiliate of its largest stockholder, Brookfield Asset Management Inc., whereby the Corporation paid directly to the Brookfield affiliate a quarterly service fee of $80,000 with respect to Mr. Laurie’s employment by the Corporation as its Chief Financial Officer.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
99.1	Press Release issued by Brookfield Homes Corporation on February 10, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 12, 2010

BROOKFIELD HOMES CORPORATION
By:	/s/ CRAIG J. LAURIE
Craig L. Laurie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release issued by Brookfield Homes Corporation on February 10, 2010.